Exhibit 99.1

OMNIQ Corp. Receives $4.0 Million Order From Leading Healthcare Company For Mobile Data Collection Devices and Advanced Services

●      Order reaffirms OMNIQ’s solid position in the healthcare and food industries

Salt Lake City, UT, July 20, 2020 – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, announced that it has received an order from a leading U.S. healthcare company valued at approximately $4.0 million. The order is for the supply of mobile data collection devices equipped with advanced communication capabilities, comprehensive managed services and an online order portal.

OMNIQ is providing a suite of solutions that enable a more efficient approach to the customer’s ordering, receiving and inventory operations, specifically as they relate to drug distribution and applicable to all current drug catalog items. The equipment and services OMNIQ is providing will enable a user-friendly and faster ordering process, enhanced accuracy when inventory counts are performed and confirmation of items to be received. The rollout of the mobile devices and associated services will begin in the current quarter of 2020 with the deployment expected to continue through calendar 2021.

Shai Lustgarten, President and CEO of OMNIQ, stated, “This order, following our recent $5.5 Million order from a leading supermarket chain, reaffirms our solid position in the Healthcare and Food market segments, two critical industries as the world moves through the Covid 19 situation. This order includes comprehensive services and real time integration with the logistics of our multi-billion dollar customer. Our innovative solution provides advanced powerful hardware, integrated software and management and order portal services. With these capabilities, our customer is well positioned to enhance efficiencies and provide an express ordering platform for fast and accurate response and delivery.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com